                           EXHIBIT B

                      JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it containing therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 27, 1996


                                   By:  /s/ Mohan V. Phansalkar
                                        -----------------------
                                        Mohan V. Phansalkar
                                        Vice President


                                   Robert Day



                                   By:  /s/ Mohan V. Phansalkar
                                        -----------------------
                                        Under Power of Attorney
                                        dated January 30, 1996,
                                        on File with Schedule 13G
                                        Amendment Number 1 for
                                        Matrix Service Co. dated
                                        January 30, 1996.





                                    B-1